                                                                     EXHIBIT 4.7

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                        UNION OIL COMPANY OF CALIFORNIA,
                                    as Issuer

                               UNOCAL CORPORATION,
                                  as Guarantor

                                       and

             _____________________________________________________,
                                   as Trustee


                          -----------------------------


                          Subordinated Debt Securities


                          ----------------------------


                                    Indenture


                          -----------------------------


                         Dated as of _______ __, 199___


                         ------------------------------


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          THIS INDENTURE, dated as of _______________, 199__ (the "Indenture"), is among Union Oil Company of California, a corporation duly organized and existing under the laws of the State of California (herein called the "Company"), Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), and _______________________________________________________________________, as
Trustee (herein called the "Trustee").

                                   WITNESSETH:

          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided;

          WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture and its guarantee of the Securities (the "Guarantees") as provided herein;

          WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized;

          WHEREAS, all acts and things necessary to make the Guarantees of the Securities, when executed by the Guarantor and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Guarantor, and to constitute each such Guarantee a valid guarantee and agreement according to its terms, have been done and performed, and the execution by the Guarantor of this Indenture has in all respects been duly authorized; and

          WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

PARAGRAPH A.  INCORPORATION BY REFERENCE

          Articles One through Seventeen (except for Sections 5.04 and 5.05 of Article Five) and all exhibits of the Union Oil Company of California and Unocal Corporation Standard Multiple-Series Indenture Provisions, January 1991, dated and filed with the Securities and Exchange Commission on January 2, 1991 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A," are hereby incorporated herein by reference with the same force and effect as though fully set out herein, except that:

          (i) SECTION 1.01 DEFINITIONS. "Officers' Certificate" and "Request" and "Order" are amended to read in full as follows:

          "Officers' Certificate" shall mean a certificate, in the case of the Company or the Guarantor, signed in the name of the Company or the Guarantor by its respective Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President (whether or not designated by a number or word or words added before or after the title Vice President), or Treasurer or an Assistant Treasurer, and by its respective Secretary or an Assistant Secretary, or its respective Comptroller or an Assistant Comptroller, as the case may be, and delivered to the Trustee.

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          "Request" and "Order" mean, where used with reference to the Company or the Guarantor, a written request or order signed in the name of the Company or the Guarantor by its respective Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President (whether or not designated by a number or word or words added before or after the title Vice President), or Treasurer or an Assistant Treasurer, or by its respective Secretary or an Assistant Secretary, or its respective Comptroller or an Assistant Comptroller, as the case may be, and delivered to the Trustee.

          (ii) SECTION 2.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. is amended to read in full as follows:

          SECTION 2.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents (whether or not designated by a number or word or words added before or after the title Vice President), its Treasurer or an Assistant Treasurer under its corporate seal reproduced thereon (which may be by facsimile) and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Any Coupons shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company. The Guarantees shall be endorsed upon the reverse of all Securities authenticated pursuant to this Indenture and shall be executed on behalf of the Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents (whether or not designated by a number or word or words added before or after the title Vice President), its Treasurer or an Assistant Treasurer under its corporate seal reproduced thereon (which may be by facsimile) and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Guarantees may be manual or facsimile.

          Securities, Coupons and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any Coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with the Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; PROVIDED, HOWEVER, that definitive Bearer Securities may only be delivered at an office or agency outside the United States in exchange for a portion of a Bearer Security in temporary global form of equal aggregate principal amount and series and only if (x) prior to such delivery, the owner of such Bearer Security or a financial institution or clearing organization through which the owner holds such Bearer Security directly or indirectly, shall have furnished a certificate in the form set forth in Exhibit A.1 to this Indenture (which certificate and all other certificates to this Indenture may be changed by the Company and the Guarantor pursuant to an Officers' Certificate), dated no earlier than 15 days prior to the date on which Euro-clear or CEDEL S.A. (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion), as the case may be, furnishes to the Common Depositary, in accordance with the procedures established in Section 2.04, a certificate in the form set forth in Exhibit A.2 to this Indenture that relates to all or such portion of such temporary global Security, and (y) the Person to whom such certificate is provided does not know or have reason to know that the information contained in such certificate is false. A confirmation in the form set forth in Exhibit A.5 to this Indenture shall be sent to each purchaser of a Bearer Security. If any Bearer Security shall initially be represented by a portion of a temporary global Security, then, for purposes of this Section and
Section 2.04, the notation of a beneficial owner's interest therein upon exchange for a portion of a permanent global Security shall be deemed to be delivery of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 2.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

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

          If the forms or terms of the Securities of the series and any related Coupons have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.13 and 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

           a. if the forms of such Securities and any Coupons have been established by or pursuant to a Board Resolution as permitted by Section 2.13, that such forms have been established in conformity with the provisions of this Indenture;

           b. if the terms of such Securities and any Coupons have been established by or pursuant to a Board Resolution as permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

           c. that such Securities, together with any Coupons appertaining thereto, and the Guarantees when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding the provisions of Section 2.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

          Each Registered Security shall be dated the date of its authentication; and each Bearer Security and any Bearer Security in global form shall be dated as of the date of original issuance of the indebtedness evidenced by such Bearer Security.

          No Security or Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such Coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.08 together with a written statement (which need not comply with Section 15.06 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.



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

PARAGRAPH B.  ADDITIONAL PROVISIONS

          Each of the following provisions, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

          SECTION 4.05(e). Notwithstanding anything to the contrary contained in
Section 4.05, the Trustee shall hold all amounts delivered by the Company to the Trustee for the payment of principal of (and premium, if any) or interest on any Securities in an interest-bearing account and all interest accrued on such account shall be paid to the Company from time to time unless there shall exist an Event of Default with respect to the Securities of the series for which such amounts have been delivered, in which case such accrued interest shall be held for the benefit of the Holders of the Securities of that series until such Event of Default is cured or waived.

          SECTION 8.16. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at __________________________________________.



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

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                  UNION OIL COMPANY OF
                                                  CALIFORNIA


                                                 By
                                                    ---------------------------
                                                    Name:
                                                    Title:

[SEAL]

Attest:

- ---------------------------------
Name:
Title:

                                                  UNOCAL CORPORATION


                                                  By
                                                     --------------------------
                                                     Name:
                                                     Title:

[SEAL]

Attest:

- -----------------------------------
Name:
Title:
                                              ---------------------------------


                                                   By
                                                      -------------------------
                                                      Name:
                                                      Title:

[SEAL]

Attest:

- -----------------------------------
Name:
Title:

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

STATE OF CALIFORNIA      )
                         )    SS.:
COUNTY OF LOS ANGELES    )


          On _______________ ____, 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the _____________________ ____________________, and _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

          WITNESS my hand and official seal.

                                                   Signature


                                                   ----------------------------
                                                   Notary Public




STATE OF CALIFORNIA      )
                         )    SS.:
COUNTY OF LOS ANGELES    )


          On _______________ ___, 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the _____________________ ____________________, and _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

          WITNESS my hand and official seal.


                                                   Signature


                                                   ----------------------------
                                                   Notary Public

STATE OF __________________   )
                              )    SS.:
COUNTY OF _________________   )


          On ________________ ___, 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________, and _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a reoslution of its board of directors.

          WITNESS my hand and official seal.

                                                   Signature


                                                   ----------------------------
                                                   Notary Public



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